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                                                         Exhibit 10(iii)A(26)(a)



                       NATIONAL SERVICE INDUSTRIES, INC.

                  NONEMPLOYEE DIRECTOR DEFERRED STOCK UNIT PLAN




1.   Purpose

     1.1 The National Service Industries, Inc. Nonemployee Director Deferred Stock Unit Plan is intended to increase the alignment of the interests of eligible members of the Board with the interests of stockholders of the Corporation by increasing their incentive to contribute to the success of the Corporation's business through the grant of Deferred Stock Units, on the terms and conditions set forth herein.

2.  Definitions

     2.1 When used in this Plan, unless the context otherwise requires:

          (a) "Annual Fee" shall mean the annual fee payable, in cash or under this Plan, to an Eligible Director for service on the Board.

          (b)  "Board" shall mean the Board of Directors of the Corporation.

          (c) "Chairman Fee" shall mean the fee, if any, payable in cash or under this Plan to an Eligible Director for service as the Chairman of a committee of the Board.

          (d)  "Change of Control" shall mean:

                    The  acquisition  (other than from the  Corporation)  by any
               "Person"  (as the term  person is used for  purposes  of Sections
               13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
               Act) of twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; or

                    The  individuals  who, as of the Effective Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Corporation's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

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Exhibit 10(iii)A(26)(a)


                    Approval by  stockholders of the Corporation of (1) a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation, or
               (2) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to paragraph (i) solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

          (e) "Committee" shall mean the Executive Resource and Nominating Committee of the Board or such other committee as may be designated by the Board.

          (f)  "Corporation" shall mean National Service Industries, Inc.

          (g) "Date of Grant" shall mean the date on which Deferred Stock Units are granted pursuant to Section 5.1.

          (h)  "Deferred  Stock Units"  shall mean the units issued  pursuant to
               Section 5.1 hereof.

          (i) "Effective Date" shall mean June 1, 1996, the date when this Plan shall go into effect.

          (j) "Eligible Director" shall mean each member of the Board who is not at the time of reference an employee of the Corporation or any Subsidiary.

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                                                         Exhibit 10(iii)A(26)(a)


          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (l) "Fair Market Value" shall mean the average of the high and low sales prices of a share of Stock as reported on the New York Stock Exchange Composite Tape on the five (5) trading dates immediately preceding the date for which such value is being determined.

          (m) "Optional Amount" shall mean the amount elected by an Eligible Director for any year during the term hereof pursuant to Section
               5.2 hereof.

          (n)  "Plan"  shall  mean  the  National   Service   Industries,   Inc.
               Nonemployee Director Deferred Stock Unit Plan, as such Plan may be amended from time to time.

          (o)  "Required Amount" shall mean one-fourth of the Annual Fee.

          (p)  "Stock" shall mean the Common Stock of the Corporation.

          (q) "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3.   Administration

     3.1 The Plan shall be administered by the Committee.

     3.2 The Committee may take such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan, provided that the Committee shall have no discretion with respect to the grantee, amount, price or timing of any Deferred Stock Unit. The interpretation and application of the Plan or of any rule or procedure, any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons. Deferred Stock Units shall be evidenced by agreements in such form as shall be determined from time to time by the Committee, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

4.   Capital Adjustments

     4.1 In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the number or class of shares of Stock represented by Deferred Stock Units granted hereunder shall be proportionately adjusted to reflect any such transaction.

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Exhibit 10(iii)A(26)(a)



5.   Deferred Stock Units

     5.1 Quarterly Grant. The Corporation shall establish a bookkeeping account for each Eligible Director. On the first of each September, December, March, and June on or after the Effective Date and prior to the termination of this Plan (subject to Section 6.1 below), the bookkeeping account of each Eligible Director shall automatically be credited with the number of Deferred Stock Units (rounded to the nearest hundredth) equal to the sum of (a) one-fourth of the Required Amount plus (b) one-fourth of the Optional Amount, if any, divided by
(c) the Fair Market Value.

     5.2 Election of Optional Amount. Each Eligible Director shall be entitled to elect, with respect to each year during the term of this Plan (subject to Section 6.1 below), such portion of the Annual Fee in excess of the Required Amount and such portion of the Chairman Fee, if applicable, which the Eligible Director desires to be credited in Deferred Stock Units under Section 5.1 above rather than paid in cash. Such election shall be made and submitted prior to each such year on such form as shall be determined from time to time by the Committee; provided, however, that the election for the portion of the 1996 calendar year that this Plan is in effect shall be made prior to September 1, 1996 and shall be effective for the remainder of the calendar year commencing on that date.

     5.3 Terms and Conditions of Deferred Stock Units.

          (a) The Deferred Stock Units shall become nonforfeitable on the earliest to occur of (i) the first anniversary of the Date of Grant, (ii) the Eligible Director's death, disability or termination of service as a director upon completion of the last term of office to which such director was elected or
(iii) the occurrence of a Change of Control. If an Eligible Director otherwise terminates service as a director of the Corporation, any Deferred Stock Units that are forfeitable shall be forfeited as of the date of such termination of service.

          (b) As of each dividend payment date declared with respect to the Stock, the Corporation shall credit to each bookkeeping account a number of additional Deferred Stock Units equal to (i) the product of (x) the dividend per share of Stock payable on such dividend payment date and (y) the number of Deferred Stock Units credited to such account as of the applicable dividend record date divided by (ii) the Fair Market Value of a share of Stock on such dividend payment date.

          (c) Upon the termination of service of an Eligible Director the Eligible Director shall receive a lump sum cash payment equal to the product of
(i) the Fair Market Value of a share of Stock on the date of such termination of service and (ii) the number of nonforfeitable Deferred Stock Units then credited to such Eligible Director's account. Notwithstanding the foregoing, an Eligible Director may elect to receive the distribution with respect to his or her account in five annual installments commencing as soon as practicable following the Eligible Director's termination of service, in which event the amount of each installment shall be determined based upon the Fair Market Value of a share of Stock as of the date preceding the date such installment payment is made. Any

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                                                         Exhibit 10(iii)A(26)(a)



such election may be made or changed at any time without limitation, provided, however, that any election (and any modification or revocation of any election) shall not be given effect unless made at least two years prior to the Eligible Director's termination of service.

          (d) The holder of Deferred Stock Units shall have none of the rights of a stockholder of the Corporation. The Corporation's obligation hereunder with respect to Deferred Stock Units shall be an unsecured promise to pay the amount described in paragraph (c) above at the times described therein.

6.   Term of Plan

     6.1 The Plan shall remain in effect until all Deferred Stock Units have been paid under the terms of the Plan, provided that no Deferred Stock Units may be granted on or after the tenth anniversary of the Effective Date.

7.   Amendment; Termination

     7.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that the provisions of Article 5 shall not be amended more than every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, as amended, or the rules thereunder. The termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under a grant of Deferred Stock Units.

8.   Miscellaneous

     8.1 Deferred Stock Units granted hereunder shall not be assignable or transferable by the director except by will or by the laws of descent and distribution.

     8.2 Nothing in the Plan shall be construed as conferring any right upon any director to continue as a member of the Board.

     8.3 The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

     8.4 The Corporation shall have the right to require, prior to any payment hereunder, payment by the recipient of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such payment hereunder.